                                                                  EXECUTION COPY

                                                                       EXHIBIT 4

================================================================================

                              K&F ACQUISITION, INC.

                                 (to be known as

                              K&F Industries, Inc.

                    following the consummation of the Merger)

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

                                   as Trustee

                                 --------------

                                    INDENTURE

                          Dated as of November 18, 2004

                    7-3/4% SENIOR SUBORDINATED NOTES DUE 2014

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                           Indenture Section
---------------                                                                         -----------------
310(a)(1)..........................................................................           7.10
    (a)(2).........................................................................           7.10
    (a)(3).........................................................................           N.A.
    (a)(4).........................................................................           N.A.
    (a)(5).........................................................................           7.10
    (b)............................................................................           7.10
    (c)............................................................................           N.A.
311(a).............................................................................           7.11
    (b)............................................................................           7.11
    (c)............................................................................           N.A.
312(a).............................................................................           2.05
    (b)............................................................................           11.03
    (c)............................................................................           11.03
313(a).............................................................................           7.06
    (b)(1).........................................................................           10.03
    (b)(2).........................................................................           7.06, 7.07
    (c)............................................................................           7.06, 11.02
    (d)............................................................................           7.06
314(a).............................................................................           11.05
    (b)............................................................................           N.A.
    (c)(1).........................................................................           N.A.
    (c)(2).........................................................................           N.A.
    (c)(3).........................................................................           N.A.
    (d)............................................................................           N.A.
    (e)............................................................................           10.05
    (f)............................................................................           NA
315(a).............................................................................           7.01
    (b)............................................................................           N.A.
    (c)............................................................................           7.01
    (d)............................................................................           7.01
    (e)............................................................................           6.11
316(a)(last sentence)..............................................................           2.09
    (a)(1)(A)......................................................................           6.05
    (a)(1)(B)......................................................................           6.04
    (a)(2).........................................................................           N.A.
    (b)............................................................................           6.07
    (c)............................................................................           2.12
317(a)(1)..........................................................................           6.08
    (a)(2).........................................................................           6.09
    (b)............................................................................           2.04
318(a).............................................................................           N.A.
    (b)............................................................................           N.A.
    (c)............................................................................           11.01

-----------------
N.A. means Not Applicable

*This Cross-Reference Table is not part of the Indenture

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................        1

         SECTION 1.01.        Definitions........................................................................        1
         SECTION 1.02.        Other Definitions..................................................................       24
         SECTION 1.03.        Incorporation by Reference of TIA..................................................       24
         SECTION 1.04.        Rules of Construction..............................................................       25

ARTICLE 2 THE NOTES..............................................................................................       25

         SECTION 2.01.        Form and Dating....................................................................       25
         SECTION 2.02.        Denominations......................................................................       28
         SECTION 2.03.        Execution and Authentication.......................................................       28
         SECTION 2.04.        Registrar and Paying Agent.........................................................       29
         SECTION 2.05.        Paying Agent to Hold Money in Trust................................................       29
         SECTION 2.06.        Holder Lists.......................................................................       30
         SECTION 2.07.        Transfer and Exchange..............................................................       30
         SECTION 2.08.        Mutilated, Destroyed, Lost or Stolen Notes.........................................       41
         SECTION 2.09.        Outstanding Notes..................................................................       42
         SECTION 2.10.        Treasury Notes.....................................................................       42
         SECTION 2.11.        Temporary Notes....................................................................       42
         SECTION 2.12.        Cancellation.......................................................................       42
         SECTION 2.13.        Defaulted Interest.................................................................       43
         SECTION 2.14.        Computation of Interest............................................................       43
         SECTION 2.15.        Issuance of Additional Notes.......................................................       43
         SECTION 2.16.        One Class of Notes.................................................................       43
         SECTION 2.17.        CUSIP, ISIN or Other Similar Numbers...............................................       43

ARTICLE 3 REDEMPTION AND PREPAYMENT..............................................................................       44

         SECTION 3.01.        Notices to Trustee.................................................................       44
         SECTION 3.02.        Selection of Notes to Be Redeemed..................................................       44
         SECTION 3.03.        Notice of Redemption...............................................................       44
         SECTION 3.04.        Effect of Notice of Redemption.....................................................       45
         SECTION 3.05.        Deposit of Redemption Price........................................................       45
         SECTION 3.06.        Notes Redeemed in Part.............................................................       46
         SECTION 3.07.        Optional Redemption................................................................       46
         SECTION 3.08.        Mandatory Special Redemption.......................................................       46
         SECTION 3.09.        Mandatory Redemption...............................................................       47

ARTICLE 4 COVENANTS..............................................................................................       47

         SECTION 4.01.        Payment of Notes...................................................................       47
         SECTION 4.02.        Maintenance of Office or Agency....................................................       47
         SECTION 4.03.        Reports............................................................................       48
         SECTION 4.04.        Compliance Certificate.............................................................       49
         SECTION 4.05.        Taxes..............................................................................       49
         SECTION 4.06.        Stay, Extension and Usury Laws.....................................................       49
         SECTION 4.07.        Restricted Payments................................................................       49
         SECTION 4.08.        Dividend and Other Payment Restrictions Affecting Subsidiaries.....................       52
         SECTION 4.09.        Incurrence of Indebtedness and Issuance of Preferred Stock.........................       54

         SECTION 4.10.        Asset Sales........................................................................       57
         SECTION 4.11.        Transactions with Affiliates.......................................................       60
         SECTION 4.12.        Liens..............................................................................       62
         SECTION 4.13.        Business Activities................................................................       62
         SECTION 4.14.        Corporate Existence................................................................       62
         SECTION 4.15.        Offer to Repurchase upon Change of Control.........................................       62
         SECTION 4.16.        Future Subsidiary Guarantees.......................................................       64
         SECTION 4.17.        Designation of Restricted and Unrestricted Subsidiaries............................       64
         SECTION 4.18.        Payments for Consent...............................................................       64
         SECTION 4.19.        Limitation on Layering Debt........................................................       64

ARTICLE 5 SUCCESSORS.............................................................................................       65

         SECTION 5.01.        Merger, Consolidation or Sale of Assets............................................       65
         SECTION 5.02.        Successor Corporation Substituted..................................................       66

ARTICLE 6 DEFAULTS AND REMEDIES..................................................................................       66

         SECTION 6.01.        Events of Default..................................................................       66
         SECTION 6.02.        Acceleration.......................................................................       68
         SECTION 6.03.        Other Remedies.....................................................................       68
         SECTION 6.04.        Waiver of Past Defaults............................................................       69
         SECTION 6.05.        Control by Majority................................................................       69
         SECTION 6.06.        Limitation on Suits................................................................       69
         SECTION 6.07.        Rights of Holders of Notes to Receive Payment......................................       69
         SECTION 6.08.        Collection Suit by Trustee.........................................................       70
         SECTION 6.09.        Trustee May File Proofs of Claim...................................................       70
         SECTION 6.10.        Priorities.........................................................................       70
         SECTION 6.11.        Undertaking for Costs..............................................................       71

ARTICLE 7 TRUSTEE................................................................................................       71

         SECTION 7.01.        Duties of Trustee..................................................................       71
         SECTION 7.02.        Rights of Trustee..................................................................       72
         SECTION 7.03.        Individual Rights of Trustee.......................................................       73
         SECTION 7.04.        Trustee's Disclaimer...............................................................       73
         SECTION 7.05.        Notice of Defaults.................................................................       73
         SECTION 7.06.        Reports by Trustee to Holders of the Notes.........................................       74
         SECTION 7.07.        Compensation and Indemnity.........................................................       74
         SECTION 7.08.        Replacement of Trustee.............................................................       75
         SECTION 7.09.        Successor Trustee by Merger, etc...................................................       75
         SECTION 7.10.        Eligibility; Disqualification......................................................       76
         SECTION 7.11.        Preferential Collection of Claims Against the Company..............................       76

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE...............................................................       76

         SECTION 8.01.        Option to Effect Legal Defeasance or Covenant Defeasance...........................       76
         SECTION 8.02.        Legal Defeasance and Discharge.....................................................       76
         SECTION 8.03.        Covenant Defeasance................................................................       77
         SECTION 8.04.        Conditions to Legal or Covenant Defeasance.........................................       77
         SECTION 8.05.        Deposited Money and Government Securities to Be Held in Trust;
                                   Other Miscellaneous Provisions................................................       78
         SECTION 8.06.        Repayment to the Company...........................................................       79
         SECTION 8.07.        Reinstatement......................................................................       79

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER.......................................................................       79

         SECTION 9.01.        Without Consent of Holders of Notes................................................       79
         SECTION 9.02.        With Consent of Holders of Notes...................................................       80
         SECTION 9.03.        Compliance with Trust Indenture Act................................................       81
         SECTION 9.04.        Revocation and Effect of Consents..................................................       81
         SECTION 9.05.        Notice of Amendment; Notation on or Exchange of Notes..............................       82
         SECTION 9.06.        Trustee to Sign Amendments, etc....................................................       82

ARTICLE 10 SUBSIDIARY GUARANTEES.................................................................................       82

         SECTION 10.01.       Guarantee..........................................................................       82
         SECTION 10.02.       Limitation on Guarantor Liability..................................................       83
         SECTION 10.03.       Guarantors May Consolidate, etc., on Certain Terms.................................       84
         SECTION 10.04.       Releases of Subsidiary Guarantees..................................................       84

ARTICLE 11 SATISFACTION AND DISCHARGE............................................................................       84

         SECTION 11.01.       Satisfaction and Discharge.........................................................       84
         SECTION 11.02.       Application of Trust Funds.........................................................       85
         SECTION 11.03.       Repayment to Company...............................................................       85
         SECTION 11.04.       Reinstatement......................................................................       86

ARTICLE 12 SUBORDINATION.........................................................................................       86

         SECTION 12.01.       Agreement to Subordinate...........................................................       86
         SECTION 12.02.       Liquidation; Dissolution; Bankruptcy...............................................       86
         SECTION 12.03.       Default on Designated Senior Debt..................................................       87
         SECTION 12.04.       Acceleration of Notes..............................................................       87
         SECTION 12.05.       When Distribution Must Be Paid Over................................................       88
         SECTION 12.06.       Notice by the Company..............................................................       88
         SECTION 12.07.       Subrogation........................................................................       88
         SECTION 12.08.       Relative Rights....................................................................       88
         SECTION 12.09.       Subordination May Not Be Impaired by the Company...................................       89
         SECTION 12.10.       Distribution or Notice to Representative...........................................       89
         SECTION 12.11.       Rights of Trustee and Paying Agent.................................................       89
         SECTION 12.12.       Authorization to Effect Subordination..............................................       90

ARTICLE 13 MISCELLANEOUS.........................................................................................       90

         SECTION 13.01.       Trust Indenture Act Controls.......................................................       90
         SECTION 13.02.       Notices............................................................................       90
         SECTION 13.03.       Communication by Holders of Notes with Other Holders of Notes......................       91
         SECTION 13.04.       Certificate and Opinion as to Conditions Precedent.................................       91
         SECTION 13.05.       Statements Required in Certificate or Opinion......................................       92
         SECTION 13.06.       Rules by Trustee and Agents........................................................       92
         SECTION 13.07.       No Personal Liability of Directors, Officers, Employees and
                                   Stockholders..................................................................       92
         SECTION 13.08.       Governing Law......................................................................       93
         SECTION 13.09.       No Adverse Interpretation of Other Agreements......................................       93
         SECTION 13.10.       Successors.........................................................................       93
         SECTION 13.11.       Severability.......................................................................       93
         SECTION 13.12.       Counterpart Originals..............................................................       93
         SECTION 13.13.       Table of Contents, Headings, etc...................................................       93

         SECTION 13.14.       Benefits of Indenture..............................................................       93
         SECTION 13.15.       Legal Holidays.....................................................................       93

EXHIBITS

Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING ACCREDITED INVESTORS/INSTITUTIONAL
             ACCREDITED INVESTORS
Exhibit E-1  FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
             GUARANTORS
Exhibit E-2  FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY A PERMITTED
             SUCCESSOR TO THE COMPANY

                  INDENTURE dated as of November 18, 2004 between K&F Acquisition, Inc., a Delaware corporation (to be known as K&F Industries, Inc. following the consummation of the Merger) (the "Company") and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee (the "Trustee").

                  The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Initial Notes, any Additional Notes and the Exchange Notes (in each case as defined herein):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS

                  "144A Global Note" means one or more Restricted Global Notes that shall represent the aggregate principal amount of the Notes sold in reliance on Rule 144A.

                  "Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3), (4), (5), (6) or (7) under the Securities Act.

                  "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Acquisition" shall have the meaning specified in the Offering Memorandum.

                  "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

                  "Additional Notes" means 7-3/4% Senior Subordinated Notes due 2014 of the Company issued in compliance with and under this Indenture after the Issue Date and having identical terms to the Initial Notes or the Exchange Notes.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

                  "AI Definitive Note" means one or more Restricted Definitive
Note issued to Accredited Investors.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream, as the case may be, that apply to such transfer or exchange.

                  "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Section 4.15 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

                  (5) the sale or other disposition of cash or Cash Equivalents; and

                  (6) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

                  "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board of directors or committee of such Person serving a similar function.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Broker-Dealer" means any broker or dealer registered under the Exchange Act.

                  "Business Day" means each day that is not a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

                  (3) (i) demand deposits, (ii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding one year and (iv) overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having a rating of at least A-3 from Moody's Investors Service, Inc. or P-3 from Standard & Poor's Rating Services and in each case maturing within 270 days after the date of acquisition;

                  (6) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by Moody's Investors Service, Inc. or A by Standard & Poor's Rating Services; and

                  (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

                  "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange
         Act) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

                  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Clearstream" means Clearstream Banking, societe anonyme.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Company" means K&F Acquisition, Inc., until a successor shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor.

                  "Company Order" means a written order of the Company signed by two Officers of the Company.

                  "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received (if any) pursuant to Hedging Obligations), in each such case to the extent that any of the foregoing was deducted in computing such Consolidated Net Income; plus

                  (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each such case to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income; plus

                  (4) management fees and related expenses to Aurora Management Partners LLC and its Affiliates not to exceed $2.0 million for such fees in any twelve month period, in each case, to the extent deducted in computing such Consolidated Net Income; plus

                  (5) without duplication for periods prior to the date of this Indenture, all items added back to "EBITDA" for purposes of calculating "Adjusted EBITDA" in footnote (d) under "Summary Historical and Pro Forma Consolidated Financial Information" in the Offering Memorandum; minus

                  (6) non-cash items increasing such Consolidated Net Income for such period, other than (i) the accrual of revenue in the ordinary course of business and (ii) any non-cash items reversing an accrual or reserve that was excluded from the determination of Consolidated Cash Flow pursuant to the preceding clause (3)); minus

                  (7) but solely for the purposes of determining Cumulative Operating Cash Flow, upon and following the election of the Company to capitalize Program Investments on its balance sheet, the amount of Program Investments capitalized for such period.

in each case, on a consolidated basis and determined in accordance with GAAP.

                  Notwithstanding the preceding sentence, clauses (1) through
(6) relating to amounts of a Restricted Subsidiary of a Person will be added to (or subtracted from) Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

                  "Consolidated Interest Expense" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received (if any) pursuant to Hedging Obligations); plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

                  (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the cumulative effect of a change in accounting principles shall be excluded;

                  (4) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary shall be excluded, provided that such shares, options or other rights can be redeemed at the option of the holder only for Equity Interests of the Company (other than Disqualified Stock);

                  (5) any step-up in cost of sales for inventory arising out of the application of purchase accounting treatment in connection with the Transactions shall be excluded; and

                  (6) to the extent deducted in determining Net Income, (a) the fees, expenses and other costs incurred in connection with the consummation of the Transactions and (b) any increase in amortization or write-off of goodwill or other intangible assets or increased depreciation or amortization expense arising solely from such Transactions shall be excluded.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the date of this Indenture; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" means the office of the Trustee located at 225 Asylum Street, Hartford, Connecticut or such other office as it shall notify the Company in writing.

                  "Credit Agreement" means that certain Credit Agreement, to be entered into in connection with the Acquisition, among K&F Acquisition, Inc., the lenders parties thereto and Lehman Brothers Inc. and J.P.Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, J.P. Morgan Securities Inc., as Syndication Agent, Goldman, Sachs & Co. and Citigroup Global Markets Inc., as Co-Documentation Agents and Lehman Commercial Paper Inc., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (whether with the original agents or lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements).

                  "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit and any agreement or agreements governing Indebtedness incurred to refinance, replace, restructure or refund such agreements in whole or in part from time to time (whether with the original agent and lenders or other agents and lenders or otherwise).

                  "Cumulative Operating Cash Flow" means, for the period beginning October 1, 2004 through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Cash Flow for the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Cumulative Total Interest Expense" means, for the period beginning October 1, 2004 through and including the end of the last fiscal quarter (taken as one accounting period) preceding the date of any proposed Restricted Payment, Consolidated Interest Expense for the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Designated Senior Debt" means:

                  (1) any Indebtedness outstanding under the Credit Agreement;
         and

                  (2) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated in the agreement or instrument governing such Senior Debt as "Designated Senior Debt."

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant contained in
Section 4.07.

                  "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company that (x) was formed under the laws of the United States or any state of the United States or the District of Columbia or (y) guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

                  "Escrow Agreement" means that certain Escrow and Security Agreement, to be entered into in the event that the Acquisition does not close prior to or substantially concurrent with the closing of the issuance of the Notes, among K&F Acquisition, Inc., U.S. Bank National Association, and Lehman Brothers Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of this Indenture (but excluding in any event any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees).

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities electing agency.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the 7-3/4% Senior Subordinated Notes due 2014 to be issued by the Company upon the expiration of an Exchange Offer pursuant to the terms of a Registration Rights Agreement containing terms substantially identical to the Initial Notes (except that (i) the transfer restrictions thereon shall be eliminated (other than as may be imposed by state securities laws) and (ii) there will be no provision for the payment of Additional Interest).

                  "Exchange Offer" means, subject to the terms of a Registration Rights Agreement, the offer by the Company to the Holders of the opportunity to exchange their Initial Notes for Exchange Notes pursuant to a registration statement filed with the Commission.

                  "Exchange Offer Registration Statement" has the meaning set forth for such term in a Registration Rights Agreement.

                  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

                  "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business) and including any related financing transactions (including any repayments of Indebtedness), during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow (including interest income reasonably anticipated by such Person to be received from cash or Cash Equivalents held by such Person or any of its Restricted Subsidiaries) and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the twelve month period following the transaction, in the reasonable judgment of the chief financial officer or chief accounting officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto) or any other regulation or policy of the Commission related thereto); provided that such adjustments are set forth in an Officer's Certificate signed by the Company's chief financial officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Company at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Indenture;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

                  "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received (if any) pursuant to Hedging Obligations); plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); plus

                  (4) the product of (a) all dividends paid (whether or not in cash) on any series of preferred stock, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Global Note Legend" means the legend set forth in Section 2.01(d)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means one or more global notes deposited with or on behalf of, and registered in the name of, the Depositary or its nominee and issued in accordance with Sections 2.01 and 2.07 hereof.

                  "Government Securities" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act), as custodian, with respect to any such Governmental Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  "Guarantor" means any Person that guarantees the Notes; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the provisions of this Indenture, such Person shall cease to be a Guarantor.

                  "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and not for speculative purposes under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred;

                  (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

                  (4) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

                  "Holder" means any Person (which may include the Depositary or its nominee) in whose name the Notes are registered.

                  "IAI Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold to Institutional Accredited Investors.

                  "Indebtedness" means (without duplication), with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

                  (6) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends); or

                  (7) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

                  In addition, the term "Indebtedness" includes all Indebtedness of others secured by a

Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.

                  The amount of any Indebtedness outstanding as of any date shall be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) in the case of any Disqualified Stock or preferred stock, the repurchase price calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Indenture; provided that if such Disqualified Stock or preferred stock is not then permitted to be repurchased, the book value of Disqualified Stock or preferred stock;

                  (3) in the case Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of (A) the fair market value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured;

                  (4) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation;

                  (5) in the case of any Hedging Obligations, the net amount payable if such Hedging Obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off); and

                  (6) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time, and provisions of the TIA that are deemed by the TIA to be a part hereof.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" means the $315,000,000 aggregate principal amount of 7-3/4% Senior Subordinated Notes due 2014 issued by the Company on the Issue Date.

                  "Initial Purchasers" means (i) with respect to the Initial Notes issued on the Issue Date, Lehman Brothers Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related purchase agreement.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                  "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of Section 4.07.

                  "Issue Date" means the date on which the Notes are originally issued under this Indenture.

                  "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give a security interest under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Merger" shall have the meaning specified in the Offering Memorandum.

                  "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale (as reasonably estimated by the Company), in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

                  (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Note Custodian" means U.S. Bank National Association, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

                  "Notes" means the Initial Notes, the Exchange Notes and any Additional Notes issued under this Indenture.

                  "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

                  "Offering Memorandum" means the offering memorandum of the Company, dated November 5, 2004, in connection with the offering of the Initial Notes.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice President of such Person.

                  "Officers' Certificate" means a certificate signed by two Officers or by one Officer and any Assistant Treasurer or Assistant Secretary of the Company, which complies with the provisions of Section 13.05 hereof.

                  "144A Global Note" means one or more global notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall represent the aggregate principal amount of the Notes sold in reliance on Rule 144A.

                  "Opinion of Counsel" means an opinion from legal counsel, who is reasonably acceptable to the Trustee, which meets the requirements of Section
13.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date of this Indenture and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Board of Directors.

                  "Permitted Holder" means:

                  (1) each of Aurora Industrial Holdings LLC, Aurora Equity Partners II L.P., Aurora Overseas Equity Partners II, L.P., Aurora Equity Partners III L.P. and Aurora Overseas Equity Partners III, L.P. (the "Limited Partnerships");

                  (2) Aurora Capital Partners II L.P., Aurora Overseas Capital Partners II, L.P., Aurora Capital Partners III L.P. and Aurora Overseas Capital Partners III, L.P. (the "General Partners");

                  (3) Aurora Advisors II LLC, Aurora Advisors III LLC, Aurora Overseas Advisors II, LDC and Aurora Overseas Advisors III, LDC (the "Ultimate General Partners");

                  (4) any limited partners of the Limited Partnerships or any limited partners of the General Partners, provided that such limited partner gives a proxy to, or otherwise agrees that it will vote in a manner consistent with, any of the Limited Partnerships or the General Partners;

                  (5) any managing director, consultant or employee of Aurora Management Partners LLC, provided that such managing director, consultant or employee gives a proxy to, or otherwise agrees that he or she will vote in a manner consistent with, the Limited Partnerships or the General Partners;

                  (6) any member of the Advisory Board of Aurora Management Partners LLC, provided that such member gives a proxy to, or otherwise agrees that he or she will vote in a manner consistent with, the Limited Partnerships or the General Partners;

                  (7) any Affiliate of Aurora Management Partners LLC, provided that such Affiliate gives a proxy to, or otherwise agrees that it will vote in a manner consistent with, the Limited Partnerships or the General Partners; or

                  (8) any investment fund or other entity controlled by or under common control with, any one or more of the Ultimate General Partners or Aurora Management Partners LLC or the principals that control any one or more of the Ultimate General Partners or Aurora Management Partners LLC.

                  "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary of
                  the Company; or

                           (b) such Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant contained in the Section 4.10 or any non-cash consideration received in connection with a disposition of assets excluded from the definition of "Asset Sales;"

                  (5) workers' compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

                  (6) loans or advances to employees (or guarantees of third party loans to employees) made in the ordinary course of business of the Company or such Restricted Subsidiary in aggregate amount not to exceed $2.0 million at any one time outstanding;

                  (7) any Investments in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (8) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                  (9) Hedging Obligations;

                  (10) advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business;

                  (11) Investments existing on the date of this Indenture;

                  (12) guarantees in accordance with the covenant set forth under Section 4.09;

                  (13) advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

                  (14) Investments by the Company or any Restricted Subsidiary in joint ventures operating primarily in a Permitted Business in an aggregate amount at any one time outstanding not to exceed $20.0 million;

                  (15) reclassification of any Investment initially made in the form of equity as a loan or advance, and reclassification of any Investment initially made in the form of a loan or advance as equity; provided in each case that the amount of such Investment is not increased thereby; and

                  (16) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed $10.0 million.

                  "Permitted Junior Securities" means:

                  (1) Equity Interests in the Company; or

                  (2) debt securities that are subordinated in right of payment to all Senior Debt that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to this Indenture, and such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Indenture.

                  "Permitted Liens" means:

                  (1) Liens of the Company and any Guarantor securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

                  (2) Liens in favor of the Company or any Guarantor;

                  (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company or becomes a Restricted Subsidiary of the Company or renewals or replacement of such Liens in connection with the incurrence of Permitted Refinancing Indebtedness in respect of Indebtedness secured by such Liens; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

                  (4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company or renewals or replacement of such Liens in connection with the incurrence of Permitted Refinancing Indebtedness in respect of Indebtedness secured by such Liens; provided that such Liens were in existence prior to the contemplation of such acquisition;

                  (5) Liens existing on the date of this Indenture and any extensions or renewals thereof, provided that such Liens do not extend to or cover any other property or assets of the Company or any Restricted Subsidiary;

                  (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section
         4.09 covering only the assets acquired with such

         Indebtedness or permitted by clause (5) of such paragraph, to the extent such Liens secure Permitted Refinancing Indebtedness initially incurred under clause (4);

                  (7) statutory Liens or landlords and carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

                  (8) Liens for taxes, assessments, government charges or claims which are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (9) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (10) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (11) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company incurred in the ordinary course of business;

                  (12) judgment liens in respect of judgments that do not constitute an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been fully terminated or the period within which such proceedings may be initiated has not expired;

                  (13) any other Liens imposed by operation of law which do not materially affect the Company's ability to perform its obligations under the Notes and this Indenture;

                  (14) rights of banks to set off deposits against debts owed to said bank;

                  (15) Liens upon specific items of inventory or other goods and proceeds of the Company or its Subsidiaries securing the Company's or any Restricted Subsidiary's obligations in respect of bankers' acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (16) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (18) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or one of its Subsidiaries relating to such property or assets;

                  (19) Liens pursuant to master netting agreements entered into in the ordinary course of business in connection with Hedging Obligations;

                  (20) Liens on assets that are the subject of a sale and leaseback transaction permitted hereby;

                  (21) Liens on the property or assets of the Company or its Restricted Subsidiaries in favor of the PBGC in respect of unfunded pension obligations, which liens are junior to the liens permitted under any Credit Facility;

                  (22) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding;

                  (23) Liens securing the obligations under the Escrow
         Agreement.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection with the extension, refinancing, renewal, replacement, defeasance or refunding);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Program Investments" means, for any period, the amount of investments made by the Company and its Restricted Subsidiaries during such period consisting of the sale of original wheel and brake assemblies to customers below cost in accordance with industry practice in the commercial, general aviation and military industries.

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the mutilated, lost, destroyed or stolen Note.

                  "Private Placement Legend" means the legend set forth in
Section 2.01(d)(i)(A) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Proceeds" any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) assets that are used or useful in a Permitted Business (excluding Permitted Investments made in Persons other than Restricted Subsidiaries pursuant to clause (7) of the definition of "Permitted Investments") by the Company or any Restricted Subsidiary of the Company and (iv) the Capital Stock of any Person engaged in a Permitted Business that becomes a Restricted Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or any Restricted Subsidiary of the Company.

                  "Registration Rights Agreement" means (a) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated as of the date hereof among the Company and the Initial Purchasers, as supplemented by any joinder agreement and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the Persons purchasing such Additional Notes under the related purchase agreement.

                  "Registration Statement" means any registration statement filed under the Securities Act by the Company pursuant to the provisions of the Registration Rights Agreement relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Notes issued in a transaction exempt from the registration requirements of the Securities Act pursuant to the Shelf Registration Statement.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be.

                  "Regulation S Permanent Global Note" means a permanent global note bearing the Global Note Legend and the Private Placement Legend and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee, that shall equal the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

                  "Regulation S Temporary Global Note" means one or more global notes bearing the Global Note Legend, the Temporary Global Note Legend and the Private Placement Legend and deposited with, or on behalf of, and registered in the name of, the Depositary or its nominee that shall represent the aggregate principal amount at maturity of the Notes sold in reliance on Regulation S.

                  "Representative" means, for any Senior Debt, the trustee, agent or representative with respect to such Senior Debt.

                   "Responsible Officer" means when used with respect to the Trustee, an officer within the Corporate Trust Division of the Trustee (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee, who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(ii) and the second sentence of Section 7.05 shall also include any officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Note" means a Restricted Definitive Note or a Restricted Global Note, as the case may be.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Global Note" means one or more Restricted Global Notes that shall represent the aggregate principal amount of Notes sold in reliance on Rule 144A.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" means:

                  (1) all Indebtedness and other monetary obligations (whether now existing or hereafter incurred) of the Company and any Guarantor on, under or in respect of, the Credit Agreement and including all fees, expenses (including reasonable fees and expenses of counsel), claims, charges, indemnity obligations and interest accruing on or subsequent to the filing of a petition initiating any proceeding in bankruptcy, insolvency or like proceeding whether or not such interest is an allowed claim in such proceeding;

                  (2) all other Indebtedness of the Company or any Guarantor (other than the Notes and the Subsidiary Guarantees), whether presently outstanding or hereafter created, incurred or assumed, unless such Indebtedness, by the terms of the agreement or instrument creating or evidencing such Indebtedness expressly provides that it is subordinate in right of payment to or pari passu in right of payment with the Notes or the Subsidiary Guarantees, as applicable; and

                  (3) any Hedging Obligations.

                  Notwithstanding the foregoing, the term "Senior Debt" shall not include:

                  (1) any Indebtedness of the Company or any Guarantor which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company or any Guarantor;

                  (2) any Indebtedness of the Company to any of its Subsidiaries or Affiliates;

                  (3) any Indebtedness of the Company or any Guarantor not otherwise permitted by the covenants contained in Section 4.09 and
         Section 4.19;

                  (4) Indebtedness to any employee of the Company;

                  (5) any liability for taxes; and

                  (6) trade payables.

                  "Shelf Registration Statement" has the meaning set forth for such term in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                  "Subsidiary Guarantee" means any Guarantee by a Guarantor of the Company's payment Obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

                  "Tax Benefit Note" means the tax benefit note to be issued by K&F Parent, Inc. to the existing stockholders and optionholders of the Company prior to the Acquisition for estimated tax benefits to be received by the Company due to the payment of fees and premiums in connection with the Tender Offers.

                  "Tender Offers" means the tender offers and consent solicitations initiated by K&F Industries, Inc. on October 20, 2004 for all of K&F Industries, Inc.'s outstanding 91/4% Senior Subordinated Notes due 2007 and 95/8% Senior Subordinated Notes due 2010.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA, provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Transactions" shall have the meaning specified in the Offering Memorandum.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Definitive Note" means a Definitive Note that does not and is not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a Global Note that does not and is not required to bear the Private Placement Legend.

                  "Unrestricted Note" means an Unrestricted Definitive Note or an Unrestricted Global Note, as the case may be.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

                  Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                  "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

SECTION 1.02. OTHER DEFINITIONS

                                             Term                                                      Defined in
                                                                                                        Section
"Affiliate Transaction".............................................................................      4.11
"Asset Sale Offer"..................................................................................      4.10
"Authenticating Agent"..............................................................................      2.03
"Authentication Order"..............................................................................      2.03
"Change of Control Offer"...........................................................................      4.15
"Change of Control Payment".........................................................................      4.15
"Change of Control Payment Date"....................................................................      4.15
"Covenant Defeasance"...............................................................................      8.03
"Custodian".........................................................................................      6.01
"DTC"...............................................................................................      2.01
"Event of Default"..................................................................................      6.01
"Excess Proceeds"...................................................................................      4.10
"incur".............................................................................................      4.09
"Legal Defeasance"..................................................................................      8.02
"Maximum Amount"....................................................................................      4.09
"New York Corporate Trust Office"...................................................................      4.02
"Offer Amount"......................................................................................      4.10
"Paying Agent"......................................................................................      2.04
"Payment Blockage Notice"...........................................................................     12.03
"Payment Default"...................................................................................      6.01
"Purchase Date".....................................................................................      4.10
"Registrar".........................................................................................      2.04
"Relevant Fixed Charge Coverage Ratio"..............................................................      4.09
"Restricted Payments"...............................................................................      4.07
"Special Redemption.................................................................................      3.08
"Special Redemption Date"...........................................................................      3.08
"Special Redemption Price"..........................................................................      3.08

SECTION 1.03 INCORPORATION BY REFERENCE OF TIA

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04 RULES OF CONSTRUCTION

                  Unless the context otherwise requires:

                           (i) a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                           (iii) "or" is not exclusive;

                           (iv) words in the singular include the plural, and in the plural include the singular;

                           (v) provisions apply to successive events and transactions;

                           (vi) "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision; and

                           (vii) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01 FORM AND DATING

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto; provided that only Global Notes shall have the "Schedule of Exchanges of Interests in the Global Note" attached thereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company, the Guarantors and the Trustee shall approve the forms of the Notes and any notation, legend or endorsement on them.

                  Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes. Each Global Note shall be deposited with the Note Custodian and registered in the name of the Depositary or the nominee of the Depositary and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof. The Company initially appoints The Depository Trust Company ("DTC") to act as

Depositary with respect to the Global Notes. The Trustee shall act as Note Custodian with respect to the Global Notes in accordance with its agreement with DTC.

                  Notes initially offered and sold to QIBs in reliance on Rule 144A shall be issued in the form of one or more Rule 144A Global Notes.

                  Notes initially offered and sold outside the United States in reliance on Regulation S shall be issued in the form of one or more Regulation S Temporary Global Notes, which shall be deposited with the Note Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who took delivery of a beneficial ownership interest in a 144A Global Note, all as contemplated by Section 2.07(b)(iii) hereof). Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for an equal amount of beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.

                  (c) Definitive Notes. Notes initially offered and sold to Accredited Investors shall be issued in the form of one or more AI Definitive Notes.

                  (d) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

                           (i) Private Placement Legend.

                                    (A) Except as permitted by subparagraph (B)
                  below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3), (4), (5), (6) OR (7) UNDER

                  THE SECURITIES ACT PURCHASING ITS NOTE FOR INVESTMENT PURPOSES ONLY AND WITH NO PRESENT INTENTION TO RESELL THE NOTE, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C)FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THE NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                                    (B) Notwithstanding the foregoing, any
                  Global Note or Definitive Note issued in compliance with subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii),
                  (e)(ii), (e)(iii) or (f) of Section 2.07 (and all Notes issued in exchange therefor or substitution thereof), and any Additional Notes issued pursuant to a registration statement that has been declared effective under the Securities Act, shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE

                  DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THE GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THE GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE."

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                  "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

SECTION 2.02 DENOMINATIONS

                  The Notes shall be in minimum denominations of $2,000 aggregate principal amount and integral multiples of $1,000 in excess thereof.

SECTION 2.03 EXECUTION AND AUTHENTICATION

                  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Trustee shall, upon a written order of the Company signed by two Officers of the Company or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company (an "Authentication Order"), authenticate (i) on the Issue Date, the Initial Notes in aggregate principal amount of $315.0 million, (ii) subject to the provisions of Section 2.15, at any time and from time to time thereafter, Additional Notes in an aggregate principal amount specified in such authentication order and (iii) subject to the provisions of Section 2.07(f), Exchange Notes issued in exchange for a like principal amount of Initial Notes or Additional Notes tendered pursuant to an Exchange Offer. Such authentication order shall specify (i) the amount of the Notes to be authenticated, (ii) the date on which the Notes are to be authenticated, (iii) whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes and (iv) whether such Notes shall bear the Global Note Legend, the Regulation S Temporary Global Note Legend and/or the Private Placement Legend. Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.11 or 9.05 or in connection with a Change of Control Offer pursuant to Section 4.15.

                  An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that the Note has been duly and validly authenticated and issued under this Indenture.

                  The Trustee may appoint an authenticating agent (the "Authenticating Agent") acceptable to the Company to authenticate Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company

SECTION 2.04 REGISTRAR AND PAYING AGENT

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.05 PAYING AGENT TO HOLD MONEY IN TRUST

                  By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium or Additional Interest, if any, or interest on any Notes is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such amount when due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.06 HOLDER LISTS

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.07 TRANSFER AND EXCHANGE

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08,
2.11 and 9.05 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 or 9.05 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.07(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                           (i) Transfer of Beneficial Interests in the Same
                  Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser or a "distributor" (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an

                  Unrestricted Global Note. Except as may be required by Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial
                  Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to
                  Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.07(a) hereof, (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                  Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
                  (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to
                  (x) the expiration of the Distribution Compliance Period and
                  (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon notification from the Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.

                           (iii) Transfer of Beneficial Interests in a
                  Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar and the Company receive the following:

                                    (A) if the transferee shall take delivery in
                           the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (B) if the transferee shall take delivery in
                           the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (C) if the transferee shall take delivery in
                           the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (iv) Transfer and Exchange of Beneficial Interests in
                  a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of
                  Section 2.07(b)(ii) above and:

                                    (A) such exchange or transfer is effected
                           pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal or is deemed to have made such certifications if delivery is made through the Applicable Procedures as may be required by the Registration Rights Agreement;

                                    (B) such transfer is effected pursuant to a
                           Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) such transfer is effected by a
                           Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar and the Company receive
                           the following:

                                            (1) if the holder of such beneficial
                                    interest in a Restricted Global Note
                                    proposes to exchange such beneficial
                                    interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                            (2) if the holder of such beneficial
                                    interest in a Restricted Global Note
                                    proposes to transfer such beneficial
                                    interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                                    (v) Transfer or Exchange of Beneficial
                  Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

                           (i) Beneficial Interests in Restricted Global Notes
                  to Restricted Definitive Notes. Subject to Section 2.07(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar and the Company of the following documentation:

                                    (A) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                    (B) if such beneficial interest is being
                           transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (C) if such beneficial interest is being
                           transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (D) if such beneficial interest is being
                           transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (E) if such beneficial interest is being
                           transferred to an Accredited Investor or an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                                    (F) if such beneficial interest is being
                           transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (G) if such beneficial interest is being
                           transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
                  Section 2.07(h) hereof, and the Company shall execute and upon receipt of an Authentication Order in accordance with Section
                  2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive

                  Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Notwithstanding Sections 2.07(c)(i)(A) and (C)
                  hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                           (iii) Beneficial Interests in Restricted Global Notes
                  to Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (A) such exchange or transfer is effected
                           pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal;

                                    (B) such transfer is effected pursuant to a
                           Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) such transfer is effected by a
                           Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar and the Company receive
                           the following:

                                            (1) if the holder of such beneficial
                                    interest in a Restricted Global Note
                                    proposes to exchange such beneficial
                                    interest for an Unrestricted Definitive
                                    Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                            (2) if the holder of such beneficial
                                    interest in a Restricted Global Note
                                    proposes to transfer such beneficial
                                    interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                                    and, in each such case set forth in this
                           subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           Upon satisfaction of the conditions of any of the
                  clauses of this Section 2.07(c)(iii), the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount, and the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Note to be reduced in a corresponding amount pursuant to Section 2.07(h) hereof.

                           (iv) Beneficial Interests in Unrestricted Global
                  Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in
                  Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section
                  2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this
                  Section 2.07(c)(iv) shall not bear the Private Placement
                  Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                           (i) Restricted Definitive Notes to Beneficial
                  Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar and the Company of the following documentation:

                                    (A) if the Holder of such Restricted
                           Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                    (B) if such Restricted Definitive Note is
                           being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (C) if such Restricted Definitive Note is
                           being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (D) if such Restricted Definitive Note is
                           being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (E) if such Restricted Definitive Note is
                           being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
                           (3) thereof, if applicable;

                                    (F) if such Restricted Definitive Note is
                           being transferred to either of the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (G) if such Restricted Definitive Note is
                           being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

                           (ii) Restricted Definitive Notes to Beneficial
                  Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                    (A) such exchange or transfer is effected
                           pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal;

                                    (B) such transfer is effected pursuant to a
                           Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) such transfer is effected by a
                           Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar and the Company receives
                           the following:

                                            (1) if the Holder of such Restricted
                                    Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                            (2) if the Holder of such Restricted
                                    Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                                    and, in each such case set forth in this
                           subparagraph (D), if the Registrar and the Company request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           Upon satisfaction of the conditions of any of the
                  subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                                    (iii) Unrestricted Definitive Notes to
                           Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                                    (iv) Transfer or Exchange of Unrestricted
                           Definitive Notes to Beneficial Interests in
                           Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                                    (v) Issuance of Unrestricted Global Notes.
                           If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subparagraphs
                           (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

                           (i) Restricted Definitive Notes to Restricted
                  Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                    (A) if the transfer shall be made pursuant
                           to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (B) if the transfer shall be made pursuant
                           to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (C) if the transfer shall be made pursuant
                           to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof; and

                                    (D) if the transfer shall be to an
                           Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

                           (ii) Restricted Definitive Notes to Unrestricted
                  Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (A) such exchange or transfer is effected
                           pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal;

                                    (B) any such transfer is effected pursuant
                           to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C) any such transfer is effected by a
                           Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D) the Registrar and the Company receive
                           the following:

                                            (1) if the Holder of such Restricted
                                    Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                            (2) if the Holder of such Restricted
                                    Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                                    and, in each such case set forth in this
                           subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the clauses of Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof or in accordance with a previously delivered Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.

                           (iii) Unrestricted Definitive Notes to Unrestricted
                  Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the beneficial interests in the applicable Restricted Global Notes tendered for acceptance by Persons that make any and all certifications in the applicable Letter of Transmittal or are deemed to have made such certifications if delivery is made through the Applicable Procedures as may be required by such Registration Rights Agreement and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                  (g) Cancellation and/or Adjustment of Global Notes.

                  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (h) General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order.

                           (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.10, 4.15 and
         9.05 hereof).

                           (iii) The Registrar shall not be required to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (vi) The Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 hereof.

                           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

                           (ix) The Trustee is hereby authorized and directed to enter into a letter of representations with the Depositary in the form provided by the Company and to act in accordance with such letter.

                           (x) Subject to compliance with any applicable additional requirements contained in this Article, when a Note is presented to the Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to
         Section 2.04, the Company shall execute, and the Trustee shall authenticate, Notes of a like aggregate principal amount at maturity at the Registrar's request.

                           (xi) Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

                           (xii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                           (xiii) None of the Company, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of or transfers of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                           (xiv) None of the Company, the Trustee or the Registrar shall have any liability for any acts or omissions of the Depositary, for any Depositary records of beneficial interests, for any transaction between the Depositary or any Participant and/or beneficial owners, for any transfers of beneficial interests in the Notes, or in respect of any transfers effected by the Depositary or by any Participant or any beneficial owner of any interest in any Notes held through any such Participant.

SECTION 2.08 MUTILATED, DESTROYED, LOST OR STOLEN NOTES

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order or in accordance with a previously delivered Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

                  Every replacement Note issued in accordance with this Section
2.07 is an additional obligation of the Company and any other obligor upon the Notes and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09 OUTSTANDING NOTES

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Company and the Trustee receive proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, by 11:00 a.m. New York City time, on a redemption date or other maturity date money sufficient to pay all principal, premium and Additional Interest, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10 TREASURY NOTES

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.11 TEMPORARY NOTES

                  In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.12 CANCELLATION

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with customary practices (subject to the record retention requirement of the Exchange Act) and, upon request, deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.13 DEFAULTED INTEREST

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14 COMPUTATION OF INTEREST

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.15 ISSUANCE OF ADDITIONAL NOTES

                  The Company shall be entitled, subject to its compliance with
Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date or the Exchange Notes, other than with respect to the date of issuance and issue price, first payment of interest and rights under a related Registration Rights Agreement, if any.

         With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

                  (a) the aggregate principal amount at maturity of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (b) the issue price, the issue date and the CUSIP number and corresponding ISIN of such Additional Notes; and

                  (c) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Initial Notes as set forth in Exhibit A to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit A to this Indenture.

SECTION 2.16 ONE CLASS OF NOTES

                  The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

SECTION 2.17 CUSIP, ISIN OR OTHER SIMILAR NUMBERS

                  The Company in issuing the Notes may use "CUSIP," "ISIN" or other similar numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP," "ISIN" or other similar numbers in notices of redemption or offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or offer to purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or offer to purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP," "ISIN" or other similar numbers.

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01 NOTICES TO TRUSTEE

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Company shall furnish to the Trustee, at least 35 days but not more than 60 days (unless a shorter period is acceptable to the Trustee) (or, in the case of a redemption pursuant to Section 3.08, by 11:00 a.m. New York time (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the last paragraph of Section 3.03) at least one Business Day prior to the Special Redemption Date) before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price (expressed as a percentage or principal amount).

SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03 NOTICE OF REDEMPTION

                  Except as provided in Section 3.08, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 35 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  Notwithstanding the foregoing, in the event that the Notes will be redeemed pursuant to the Special Redemption as set forth in Section 3.08, the Trustee shall, at the Company's request and in the Company's name and expense, give notice of such redemption to each Holder in accordance with this Section at least one Business Day prior to the Special Redemption Date.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof or delivered in accordance with Section 3.08 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE

                  Prior to 11:00 a.m. New York City time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. Subject to applicable abandoned property laws, the Trustee or the Paying Agent shall promptly, upon request, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION

                  (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to November 15, 2009. Thereafter, the Company shall have the option to the Notes, in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:


Year                                                                                 Percentage
----                                                                                 ----------
2009..............................................................                    103.875%
2010..............................................................                    102.583%
2011..............................................................                    101.292%
2012 and thereafter...............................................                    100.000%

                  If the redemption date is on or after an interest payment record date and on or before the related interest payment date, the accrued and unpaid interest and Additional Interest, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such record date, and no additional interest or Additional Interest, if any, will be payable to Holders whose Notes will be subject to redemption by the Company.

                  (b) Notwithstanding the provisions of clause (a) of this
Section 3.07, at any time prior to November 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 107.750% of the principal amount thereof on the redemption date, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company; provided that (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) that such redemption shall occur within 90 days of the date of the closing of such offering.

                  (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY SPECIAL REDEMPTION.

                  Notwithstanding the foregoing, in the event that the Acquisition is not consummated on or prior to December 27, 2004 or if the Acquisition Agreement is terminated prior to such time, the Company shall redeem (the "Special Redemption") the Notes, in whole but not in part, on or prior to December 28, 2004, at a redemption price (the "Special Redemption Price") in cash equal to 100.0% of the principal amount of the Notes plus accrued and unpaid interest to the Special Redemption Date. The "Special Redemption Date" means the earlier of the date specified by the Company in an Officers' Certificate delivered in accordance with the Escrow Agreement and December 28, 2004. The Trustee shall deliver to each Holder a written notice (specifying the information specified in Section 3.03) of the Special Redemption one Business Day prior to the Special Redemption Date.

SECTION 3.09. MANDATORY REDEMPTION

                  Except as set forth in Sections 3.08, 4.10 and 4.15, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES

                  The Company shall pay or cause to be paid the principal of or premium, if any, Additional Interest, if any, or interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of or premium, if any, Additional Interest, if any, or interest on the Notes then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  The Company shall make all interest, premium, if any, Additional Interest, if any, and principal payments by wire transfer of immediately available funds to any Holder who shall have given written directions to the Company or the Paying Agent to make such payments by wire transfer pursuant to the wire transfer instructions supplied to the Company or the Paying Agent by such Holder on or prior to the applicable record date. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

                  Payments in respect of Notes represented by a Global Note (including interest, premium, if any, Additional Interest, if any, and principal payments) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee, 100 Wall Street, 16th Floor, New York, New York (the "New York Corporate Trust Office").

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the New York Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03. REPORTS

                  Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

                           (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                           (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in a "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  The Company also shall comply with the other provisions of TIA
Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). The Trustee shall have no duty or responsibility to review such reports, information or documents.

SECTION 4.04. COMPLIANCE CERTIFICATE

                  (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

                  (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within 10 days after any Officer becoming aware of any Event of Default, an Officers' Certificate specifying such Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent all material taxes, assessments, and governmental charges levied or imposed upon the Company or any Restricted Subsidiary, except such as are contested in good faith and by appropriate proceedings or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Company to perform its obligations under the Notes or this Indenture.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS

                  The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors covenants (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the

         Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or payable in Equity Interests (other than Disqualified Stock) of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except payments of interest (or the equivalent of Additional Interest, if any) or payments of principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur immediately after giving effect to such Restricted Payment;

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and
         (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

                           (a) an amount equal to the difference (but not less
                  than zero) between (A) Cumulative Operating Cash Flow and (B) the product of 1.3 times Cumulative Total Interest Expense, plus

                           (b) 100% of the fair market value of the Qualified
                  Proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital (other than any capital contribution pursuant to clause (7)(e) of the next paragraph or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), plus

                           (c) to the extent that any Restricted Investment that
                  was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the return of capital with respect to such Restricted Investment, whether through interest payments, principal payments, dividends or other distributions or payments or Qualified Proceeds (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                           (d) to the extent that any Unrestricted Subsidiary of
                  the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation and (ii) such fair market value as of the date on which such Subsidiary was most recently designated as an Unrestricted Subsidiary plus the amount of any Investments in such Unrestricted Subsidiary subsequent to the date such Subsidiary was most recently designated as an Unrestricted Subsidiary.

                  The preceding provisions shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness subordinated to the Notes or any Subsidiary Guarantee or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

                  (3) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness subordinated to the Notes or any Subsidiary Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis (or on a basis more favorable to the Company and its Restricted Subsidiary);

                  (5) so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent of the Company held by any then current or former director, officer or employee of, or consultant to, the Company or any of its Restricted Subsidiaries issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or the declaration and payment of dividends by the Company to, or the making of loans to, any direct or indirect parent in order to effectuate any such repurchase, redemption or other acquisition or retirement for value by such direct or indirect parent; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any fiscal year; provided that the amount available in any given fiscal year shall be increased by the excess, if any, of (i) $5.0 million over (ii) the amount used pursuant to this clause (5) in the immediately preceding two fiscal years;

                  (6) any payments made in connection with the consummation of the Transactions on substantially the terms described in the offering memorandum;

                  (7) the declaration and payment of dividends by the Company to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay:

                           (a) franchise taxes and other fees, taxes and
                  expenses required to maintain their corporate existence,

                           (b) federal, state and local income taxes, to the
                  extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

                           (c) reasonable salary, bonus and other benefits
                  payable to directors, officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries,

                           (d) general corporate overhead expenses of any direct
                  or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries, and

                           (e) amounts payable by K&F Parent, Inc. under the Tax
                  Benefit Note; provided that the aggregate principal amount of such dividend or loan shall not exceed the lesser of (i) the amount payable thereunder and (ii) $20.0 million; provided further that any tax refund or cash benefit received by any direct or indirect parent company of the Company arising from the Tender Offers shall be contributed to the capital of the Company as a capital contribution; and

                  (8) so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date of this Indenture not to exceed $15.0 million.

                  The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by (a) an executive officer of the Company if the value is less than $10.0 million or (b) in all other cases, by the Company's Board of Directors.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

                  However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

                  (2) this Indenture, the Notes and the Subsidiary Guarantees and any other agreement or instrument entered into after the date of this Indenture; provided that such agreement or instrument is no more restrictive, taken as a whole, than this Indenture and the Notes;

                  (3) applicable law, rule, regulation or order (including agreements with regulatory authorities);

                  (4) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or such Capital Stock was issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, including any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or instruments, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the agreements governing such original agreement or instrument as in effect on the date of this Indenture, provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (5) customary non-assignment provisions in leases, licenses or contracts entered into in the ordinary course of business;

                  (6) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

                  (7) any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary permitted under this Indenture that restricts the sale of assets, distributions or loans by that Restricted Subsidiary pending its sale or other disposition;

                  (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements; provided that such restrictions apply only to the assets or property subject to such joint venture; and

                  (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue, and shall not permit any Guarantor to issue, any Disqualified Stock and shall not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) and the Company and any Guarantor may issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  The first paragraph of this covenant shall not prohibit:

                  (1) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $530.0 million, less the sum of all principal payments with respect to such Indebtedness pursuant to clause (A) of Section 4.10;

                  (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (other than Additional Notes) and the related Subsidiary Guarantees and the Exchange Notes and the related Subsidiary Guarantees to be issued in exchange therefor pursuant to the registration rights agreement;

                  (4) (A) Indebtedness incurred to finance the purchase, improvement or construction of property, plant or equipment (including through the purchase of all of the Capital Stock of a Person) so long as such Indebtedness is secured by a Lien on the property, plant or equipment so purchased, improved or constructed and such Indebtedness does not exceed the value of such property, plant or equipment so purchased or constructed or the value of such improvements and such Lien shall not extend to or cover other assets of the Company or any of its Restricted Subsidiaries other than the property, plant or equipment so purchased, improved or constructed or the value of such improvements and the real property, if any, on which the property so constructed, improved or purchased, is situated and the accessions, attachments, replacements and improvements thereto or (B) Indebtedness incurred in connection with any lease financing transaction in conjunction with the acquisition of new property or improvements to existing property; provided that such lease financing transaction is consummated within 90 days of such acquisition and the aggregate of the Indebtedness incurred pursuant to clauses (A) and (B) does not exceed $15.0 million during any fiscal year (such amount is referred to as the "Maximum Amount"); provided that the Maximum Amount for each year shall be increased by the excess, if any, of (a) $30.0 million over (b) the amount of expenditures made in reliance on the provisions of this clause (4) for the immediately preceding two years;

                  (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness (other than intercompany Indebtedness) in exchange for, or the net proceeds of which are used to redeem, repurchase, retire, defease, or otherwise refund, refinance, or replace Indebtedness that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4) or (5) of this paragraph;

                  (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                           (a) if the Company or any Guarantor is the obligor on
                  such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

                           (b) (i) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company or (iii) the designation of a Restricted Subsidiary that holds such Indebtedness as an Unrestricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

                  (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

                  (8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any Guarantor that was permitted to be incurred by another provision of this covenant;

                  (9) obligations incurred in the ordinary course of business under (a) bankers acceptances or trade letters of credit which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Company or a Restricted Subsidiary of the Company; (b) standby letters of credit issued for the purpose of supporting (i) workers' compensation liabilities of the Company or any of its Restricted Subsidiaries as required by law, (ii) obligations with respect to leases of the Company or any of its Restricted Subsidiaries, or (iii) performance, payment, deposit or surety obligations of the Company or any of its Restricted Subsidiaries; (c) performance bonds and surety bonds, and refinancings thereof; and (d) guarantees of Indebtedness incurred in the ordinary course of business of suppliers, licensees, franchisees, or customers in an aggregate amount not to exceed $5.0 million at any time outstanding;

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of the Company or its applicable Restricted Subsidiary being advised of such incurrence;

                  (11) Indebtedness under guarantees in respect of obligations of joint ventures of the Company or any of its Restricted Subsidiaries in aggregate principal amount not to exceed $20.0 million at any one time;

                  (12) Indebtedness incurred in connection with any sale and leaseback transaction; provided that the aggregate of the Indebtedness incurred pursuant to this clause (12) shall not exceed $30.0 million at any time outstanding;

                  (13) Indebtedness to repurchase shares, or cancel options to purchase shares, of Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent of the Company held by any then current or former director, officer or employee of, or consultant to, the Company or any of its Restricted Subsidiaries; provided that the aggregate of the Indebtedness incurred pursuant to this clause (13) shall not exceed $5.0 million in any fiscal year; provided that the amount available in any given fiscal year shall be increased by the excess, if any, of (i) $5.0 million over
         (ii) the amount used pursuant to this clause (13) in the immediately preceding two fiscal years;

                  (14) Indebtedness arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets;

                  (15) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt related to the acquisition of a Permitted Business if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence of Acquired Debt (the "Relevant Fixed Charge Coverage Ratio") determined immediately after giving effect to such incurrence and the related acquisition (including through a merger, consolidation or otherwise) is higher than the Relevant Fixed Charge Coverage Ratio determined immediately before giving effect to such incurrence and the related acquisition;

                  (16) the issuance of any preferred stock by a Restricted Subsidiary of the Company to the Company or to any other wholly-owned Restricted Subsidiary of the Company; and

                  (17) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred stock of Restricted Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $25.0 million.

                  If any Non-Recourse Debt of an Unrestricted Subsidiary shall at any time cease to constitute Non-Recourse Debt or such Unrestricted Subsidiary shall be redesignated a Restricted

Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary.

                  For purposes of determining compliance with this Section 4.09:

                  (1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses
         (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant;

                  (2) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same, or less onerous, terms, the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, the accrual of dividends on Disqualified Stock and the accretion of the liquidation preference of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in the Fixed Charges of the Company; and

                  (3) for the purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred or the date that the Company or its applicable Restricted Subsidiary committed to incur such Indebtedness.

SECTION 4.10. ASSET SALES

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (such fair market value to be determined on the date of contractually agreeing to such Asset Sale);

                  (2) the fair market value is determined (a) by an executive officer of the Company if the value is less than $10.0 million or (b) in all other cases, by a resolution of the Company's Board of Directors, in either such case, as set forth in an Officers' Certificate delivered to the Trustee; and

                  (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3), each of the following shall be deemed to be cash:

                           (a) the amount of any liabilities, as shown on the
                  Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets; and

                           (b) any securities, notes or other obligations
                  received by the Company or any such Restricted Subsidiary from such transferee that are substantially concurrently, subject to normal settlement periods, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion); and

                           (c) property received as consideration for such Asset
                  Sale that would otherwise constitute a permitted application of Net Proceeds (or other cash in such amount) under clauses
                  (B) or (D) under the next succeeding paragraph below.

                  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any of its Restricted Subsidiaries may apply an amount of cash equal to the amount of those Net Proceeds at its option to:

                  (A) repay Senior Debt and, if such Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (B) acquire (including by way of merger or consolidation) all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

                  (C) make a capital expenditure relating to an asset used or useful in a Permitted Business; or

                  (D) acquire other long-term assets that are used or useful in a Permitted Business.

         Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

         To the extent that the Company and its Restricted Subsidiaries do not apply an amount of cash equal to the amount of such Net Proceeds from Asset Sales during such period as provided in the second preceding paragraph the amount not so applied shall constitute "Excess Proceeds." No later than the 365th day after the Asset Sale (or, at the Company's option, an earlier date), if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (the "Offer Amount"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value, as applicable) of the Notes and such other pari passu Indebtedness, plus accrued and unpaid interest and Additional Interest (or its equivalent with respect to any such pari passu Indebtedness), if any, to the date of purchase, and will be payable in cash, in each case, in integral multiples of $1,000. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated by the Company to the Notes and such other pari passu Indebtedness on a pro rata basis (based upon the respective principal amounts (or accreted value, if applicable) of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer) and the portion of each Note to be purchased will thereafter be determined by the Trustee on a pro rata basis among the Holders of such Notes with appropriate adjustments such that the Notes may only be purchased in integral multiples of $1,000. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 4.11 and that such Asset Sale Offer shall remain open for 20 Business Days;

                  (2) the Offer Amount attributable to the Notes, the purchase price and the purchase date of the Notes tendered pursuant to the Asset Sale Offer (the "Purchase Date");

                  (3) that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest, and Additional Interest, if any;

                  (5) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                  (6) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (7) that, if the aggregate accreted value of Notes and aggregate principal amount of such other pari passu Indebtedness tendered by Holders exceeds the Offer Amount, the Company shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value of Notes and the aggregate principal amount of such other pari passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 aggregate principal amount at maturity, or integral multiples thereof, shall be purchased); and

                  (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and such other pari passu Indebtedness or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes, and such other pari passu Indebtedness or portions thereof tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes, and such other pari passu Indebtedness or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Company, the Depositary or the Paying Agent, as the case may be, shall on the Purchase Date mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer promptly after Purchase Date.

                  If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no interest or Additional Interest, if any, will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

                  Prior to making any Asset Sale Offer, but in any event within 30 days following the date on which such Asset Sale Offer would otherwise be required, the Company shall either repay all outstanding Senior Debt (or commitments to extend Senior Debt) that prohibits prepayment or repurchase of the Notes pursuant to an Asset Sale Offer or obtain the requisite consents, if any, under all agreements governing such Senior Debt or commitments to permit the repurchase of Notes required by this Section 4.10.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries (each, an "Affiliate Transaction") involving aggregate consideration in excess of $1.0 million, unless:

                  (1) the Affiliate Transaction is on terms that are at least as favorable to the Company or the relevant Restricted Subsidiary as those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, provided that any such Affiliated Transaction shall be conclusively deemed to be at least as favorable as the terms which could be obtained on an arm's length basis with an unrelated Person if such transaction is approved by a majority of the Company's directors (including a majority of the disinterested members of the Board of Directors); and

                  (2) the Company delivers to the Trustee:

                           (a) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (b) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, or if the Company does not have any disinterested members, an opinion as to the fairness to the holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing selected by the Company.

                  The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) transactions between the Company or any of its Restricted Subsidiaries and any employee, officer or director of, or consultant to, any parent company of the Company, or any of its Restricted Subsidiaries that are approved by the disinterested members of the Board of Directors;

                  (2) reasonable and customary directors' fees, indemnification and similar arrangements for officers, directors or employees, consulting fees, officer or employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of any parent company of the Company, or any Restricted Subsidiary and payments under any indemnification arrangements permitted by applicable law;

                  (3) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (4) transactions with a Person that is an Affiliate of the Company or any Restricted Subsidiary solely because the Company or any Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

                  (5) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

                  (6) issuances and sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

                  (7) Restricted Payments that are permitted by the provisions of this Indenture in Section 4.07;

                  (8) the payment of management fees and related expenses to Aurora Management Partners LLC and its Affiliates; provided that such fees shall not, in the aggregate, exceed $2.0 million (plus out of pocket expenses) in any twelve-month period commencing after the date of this Indenture;

                  (9) the payment of transaction, consulting and advisory fees and related expenses to Aurora Management Partners LLC and its Affiliates for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including without limitation, in connection with acquisitions or divestitures, in each case, which payments are (a) reasonably related to the services performed and (b) either (i) under $10.0 million in any fiscal year or (ii) approved by a majority of the members of the Board of Directors of the Company; and

                  (10) the payment of all fees and expenses related to the Transactions, which are described in the Offering Memorandum.

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SECTION 4.12. LIENS

                  The Company shall not and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured (i) in the case of Liens securing Indebtedness that is pari passu in right of payment to the Notes or any Subsidiary Guarantee, on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien and (ii) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Subsidiary Guarantee, on a senior basis to the obligations so secured with the same relative priority as the Notes or such Subsidiary Guarantee, as the case may be, shall have to that subordinated or junior Indebtedness until such time as such obligations are no longer secured by a Lien.

SECTION 4.13. BUSINESS ACTIVITIES

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.14. CORPORATE EXISTENCE

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries, except where the failure to do so would not have a material adverse effect on the ability of the Company to perform its obligations under the Notes or this Indenture.

SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL

                  If a Change of Control occurs, the Company will be required to make an offer (a "Change of Control Offer") to each Holder of Notes, unless the Company has exercised its right to redeem all the Notes as described under
Section 3.07, to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase (the "Change of Control Payment Date"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (i) that the Change of Control Offer is being made pursuant to this Section 4.15 (and describing the transactions or transactions that constitute the Change of Control) and that all Notes tendered shall be accepted for payment; (ii) the purchase price and Change of Control Payment Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed; (iii) that any Note not tendered shall continue to accrue interest and Additional Interest, if any; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of

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Control Payment Date; (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(vii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of such conflict.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

                  The Paying Agent shall promptly mail to each Holder of Notes validly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no other interest or Additional Interest, if any, will be payable to Holders who tender pursuant to the Change of Control Offer.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

                  Prior to complying with any of the other provisions of this
Section 4.15, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt (or commitments to extend Senior Debt) that prohibits prepayment or repurchase of the Notes pursuant to a Change of Control Offer or obtain the requisite consents, if any, under all agreements governing such Senior Debt or commitments to permit the repurchase of Notes required by this Section 4.15.

SECTION 4.16. FUTURE SUBSIDIARY GUARANTEES

                  If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date hereof, then the Company shall cause that newly acquired or created Domestic Subsidiary, unless such newly acquired or created Subsidiary has been designated an Unrestricted Subsidiary under this Indenture, to become a Guarantor and execute a Subsidiary Guarantee pursuant to a supplemental indenture in form and substance set forth in Exhibit E-1 and deliver an Opinion of Counsel satisfactory to the Trustee, to the Trustee within ten Business Days of the date on which it was acquired or created. In addition, if any of the Company's Foreign Subsidiaries guarantee any Indebtedness of the Company, then the Company shall cause such Foreign Subsidiary to become a Guarantor and execute a Subsidiary Guarantee pursuant to a supplemental indenture in form and substance set forth in Exhibit E-1 and deliver an Opinion of Counsel satisfactory to the Trustee, to the Trustee within ten Business Days of the date on which it guaranteed such Indebtedness.

                  Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.17. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

                  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph (or clause (7) of the second paragraph) of Section 4.07 or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                  All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries. All designations of Subsidiaries as Unrestricted Subsidiaries and revocations thereof must be evidenced by filing with the Trustee resolutions of the Board of Directors of the Company and an Officers' Certificate certifying compliance with the foregoing provisions.

SECTION 4.18. PAYMENTS FOR CONSENT

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19. LIMITATION ON LAYERING DEBT

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                  The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS

                  The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                  (1) either: (a) the Company is the surviving corporation; or
         (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction no Default or Event of Default exists; and

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09.

                  For purposes of this Section, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Notwithstanding the preceding clause (4), (i)(x) any Restricted Subsidiary may consolidate with, merge into, sell, assign, convey, lease or otherwise transfer all or part of its properties and assets to the Company or to any other Restricted Subsidiary that is a Guarantor and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits and
(ii) the Company may consummate the Merger.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED

                  Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. The predecessor company shall be relieved from the obligation to pay the principal of and interest on the Notes (and its obligations to the Trustee pursuant to Section 7.07) only in the case of a sale or other disposition of all or substantially all of the properties and assets of all of the Company and its Restricted Subsidiaries taken as a whole that meets the requirements of Section
5.01 hereof. The successor Person shall execute a supplemental indenture in form and substance set forth in Exhibit E-2 and satisfactory to the Trustee and deliver an Opinion of Counsel satisfactory to the Trustee, to the Trustee within ten Business Days of the date of any such consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT

                  Each of the following is an Event of Default:

                  (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes, whether or not prohibited by the subordination provisions of this Indenture;

                  (2) default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

                  (3) failure by the Company to comply with any of the provisions of Section 5.01 hereof;

                  (4) failure by the Company or any of its Restricted Subsidiaries to purchase Notes tendered pursuant to an offer required by Section 4.10 or Section 4.15 hereof;

                  (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in this Indenture;

                  (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

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

                           (a) is caused by a failure to pay at the final Stated
                  Maturity the principal amount of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (b) results in the acceleration of such Indebtedness
                  prior to its Stated Maturity,

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

                  (7) failure by the Company or any of its Subsidiaries to pay final judgments (not subject to appeal) aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed within a period of 60 days after the date on which the right to appeal has expired;

                  (8) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (9) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
         Law:

                           (a) commences a voluntary case,

                           (b) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (c) consents to the appointment of a Note Custodian
                  of it or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its
                  creditors, or

                           (e) generally is not paying its debts as they become
                  due; and

                  (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

                           (b) appoints a Custodian of the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

                           (c) orders the liquidation of the Company or any of
                  its Restricted Subsidiaries that is a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

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

                  The term "Custodian" means any receiver, trustee, assignee, liquidation, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02. ACCELERATION

                  In the case of an Event of Default arising from clause (9) or
(10) of the first paragraph of Section 6.01, with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice in writing to the Trustee and the Company designated as a "Notice of Default," may declare all the Notes to be due and payable (a) if there shall no longer be any Credit Facility that constitutes Senior Debt, immediately or (b) if there shall be a Credit Facility that constitutes Senior Debt, upon the first to occur of (i) the declaration of an acceleration of Indebtedness outstanding under any such Credit Facility and (ii) the fifth Business Day after receipt by the Company and the agents or trustees acting on behalf of any such Credit Facility of such declaration given under the indenture and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the indenture or the Notes to the contrary will become immediately due and payable. Any such declaration with respect to the Notes may be annulled by the Holders of a majority in aggregate principal amount of the then outstanding Notes upon the conditions set forth herein.

                  Notwithstanding the foregoing, if an Event of Default specified in clause (6) of Section 6.01 shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

                  Any such declaration with respect to the Notes may be rescinded and annulled by the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes by written notice to the Trustee, except a continuing Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on the Notes, if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 6.01(9) and (10) the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. OTHER REMEDIES

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium on, Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a

Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS

                  Subject to Section 9.02 and in any event in accordance with the conditions set forth in the last paragraph of Section 6.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest on, or interest on the Notes (including in connection with an offer to purchase); provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, so long as such acceleration was not the result of a payment default. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

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

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE

                  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES

                  After an Event of Default, any money or other property distributable in respect of the Company's obligations under this Indenture shall be paid in the following order:

                  First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

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                  Third: to the Company or to such party as a court of competent jurisdiction shall direct in writing.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) or (d) of this Section;

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE

                  (a) The Trustee may, in the absence of bad faith on its part, conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel selected by it and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, to the extent necessary and consistent with each inquiry or investigation, the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (i) The Trustee shall not be deemed to have notice, nor shall it be charged with knowledge, of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles or officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  (l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. If the Trustee does become a creditor of the Company or any Guarantor, this indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any security for the payment of the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS

                  If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Additional Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

                  Within 60 days after each November 15 beginning with the November 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

SECTION 7.07. COMPENSATION AND INDEMNITY

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon written request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent.

                  The obligations of the Company and the Guarantors under this
Section 7.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

                  In addition and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. REPLACEMENT OF TRUSTEE

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b). Nothing herein shall prohibit the Trustee from making the application to the Commission referred to in the penultimate paragraph of
Section 310(b) of the TIA.

                  For purposes of Section 310(b)(1) of the TIA and to the extent permitted thereby, the Trustee shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of (i) the Indenture, dated October 15, 1997, pursuant to which K&F Industries, Inc.'s 9-1/4% Senior Subordinated Notes due 2007 are outstanding and (ii) the Indenture, dated December 20, 2002, pursuant to which K&F Industries, Inc.'s 9-5/8% Senior Subordinated Notes due 2010 are outstanding.

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from all of its obligations with respect to all outstanding Notes (including Subsidiary Guarantees) and this Indenture on the date the conditions set forth below are satisfied and the Guarantors shall be deemed to have been discharged with respect to their Subsidiary Guarantees (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including Subsidiary Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same); provided that the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of or premium, if any, Additional Interest, if any, or interest on the Notes when such payments are due, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantor's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article 4 (other those in Sections 4.01, 4.02, 4.06 and 4.14) and in clause (3) of Section 5.01(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(6) through 6.01(8) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date specified by the Company, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

                  (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must have delivered to the Trustee an opinion of counsel, subject to customary qualifications, to the effect that after the 91st day following the deposit, no trust funds will be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or in connection with Covenant Defeasance, such trust funds will be subject to a first priority lien in favor of the Trustee for the benefit of the Holders of Notes;

                  (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of or premium, if any, Additional Interest, if any, or interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO THE COMPANY

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, Additional Interest, if any, or interest on the Notes and remaining unclaimed for two years after such principal, and premium, if any, Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07. REINSTATEMENT

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES

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                  Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note to:

                  (1) cure any ambiguity, defect or inconsistency;

                  (2) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in
         Section 163(f)(2)(B) of the Code);

                  (3) provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

                  (4) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights under this Indenture of any such Holder;

                  (5) provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

                  (6) evidence and provide for the acceptance of an appointment of a successor trustee;

                  (7) conform this Indenture or the Notes to the "Description of Notes" set forth in the Offering Memorandum;

                  (8) add Subsidiary Guarantees with respect to the Notes; or

                  (9) comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the TIA.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES

                  Except as provided in Section 9.01 or below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this
Section 9.02.

                  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a nonconsenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of (or the premium on) or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants contained in Section 4.10 and Section 4.15);

                  (3) reduce the rate of or change the time for payment of interest or Additional Interest on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in currency other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants contained in Section
         4.10 and Section 4.15);

                  (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (9) make any change in the preceding amendment and waiver provisions.

                  In addition, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTICE OF AMENDMENT; NOTATION ON OR EXCHANGE OF NOTES

                  After any amendment under this Article becomes effective, the Company shall mail to Holders of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Article.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement, in the sole discretion of the Trustee, does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                              SUBSIDIARY GUARANTEES

SECTION 10.01. GUARANTEE

                  (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of, premium and Additional
         Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and

                           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

                  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                  (d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

                  (e) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

                  (f) The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 10.02. LIMITATION ON GUARANTOR LIABILITY

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

         No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

         (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (2) either:

                  (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture (including its Subsidiary Guarantee) and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the trustee; or

                  (b) the Net Proceeds of such sale or other disposition will be required to be applied in accordance with the applicable provisions of this Indenture.

SECTION 10.04. RELEASES OF SUBSIDIARY GUARANTEES

         The Subsidiary Guarantee of a Guarantor will be released:

         (1) in connection with any sale, disposition or other transfer (including through merger or consolidation) of (x) the Equity Interests of such Guarantor following which such Guarantor is no longer a Subsidiary of the Company or (y) all or substantially all the assets of the applicable Guarantor, in each case, to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company if such sale, disposition or other transfer is made in compliance with the applicable provisions of this Indenture;

         (2) upon the release or discharge of the guarantee by such Guarantor of Indebtedness of K&F which resulted in the obligation to guarantee the Notes;

         (3) in connection with the Legal Defeasance of the Notes and the Subsidiary Guarantees; or

         (4) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

SECTION 11.01. SATISFACTION AND DISCHARGE

                  This Indenture shall be discharged and will cease to be of further effect as to all Notes and Subsidiary Guarantees issued hereunder, except as to surviving rights of registration of transfer or exchange of the Notes, when:

                  (a) either:

                           (i) all Notes that have been previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

                           (ii) all Notes that have not been previously delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at their maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest and Additional Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

                  (b) the Company or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture;

                  (c) no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company or any Guarantor is bound; and

                  (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

                  In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (C) of Clause (ii) of this Section, the obligations of the Trustee under Section 11.02 shall survive.

SECTION 11.02. APPLICATION OF TRUST FUNDS

                  Subject to Section 11.03 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

SECTION 11.03. REPAYMENT TO COMPANY

                  Any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.

SECTION 11.04. REINSTATEMENT

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Sections
11.01 and 11.02, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 11.01 and 11.02 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 11.01 and 11.02 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium on, if any, or interest or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 12

                                  SUBORDINATION

SECTION 12.01. AGREEMENT TO SUBORDINATE

                  The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal, interest and premium and Additional Interest, if any, and interest on, and other Obligations evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter incurred) of the Company, and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 12.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY

                  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                           (1) holders of Senior Debt shall be entitled to
                  receive payment in full in cash (or U.S. dollar-denominated Cash Equivalents) of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes shall be entitled to receive any payment of any kind or character with respect to the Notes; and

                           (2) until all Obligations with respect to Senior Debt
                  are paid in full in cash (or U.S. dollar-denominated Cash Equivalents), any distribution to which the Holders of Notes would be entitled but for this Article 12 shall be made to the holders of such Senior Debt.

                  Notwithstanding the foregoing, Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trusts described in Article 8 hereof.

SECTION 12.03. DEFAULT ON DESIGNATED SENIOR DEBT

                  The Company may not redeem or make any payment of any kind or character upon or in respect of the Notes (other than in (1) Permitted Junior Securities and (2) payments made from the trusts described in Article 8 hereof) if:

                           (i) a default in the payment of the principal of,
                  premium, if any, or interest on, or fees or any other amount payable with respect to, any Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

                           (ii) any other default occurs and is continuing with
                  respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or passage of time or both) and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of such Designated Senior Debt.

                  Payments or distributions on the Notes or redemption of the Notes may and shall be resumed:

                  (a) in the case of default referred to in Section 12.03(i), upon the date on which such default is cured or waived, and

                  (b) in case of a default referred to in Section 12.03(ii), upon the earlier of (i) the date on which such default is cured or waived or (ii) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee (unless the maturity of any Designated Senior Debt has been accelerated or unless the provisions of this Article 12 otherwise do not permit such payment).

                  No new Payment Blockage Notice may be delivered unless and until (a) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (2) all scheduled payments of principal of, premium and Additional Interest, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of receipt by the Trustee of any Payment Blockage Notice shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 consecutive days. Following the expiration of any period during which the Company is prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company will be obligated to resume making any and all required payments in respect of the Notes, including without limitation any missed payments.

SECTION 12.04. ACCELERATION OF NOTES

                  The Company shall promptly notify holders of Designated Senior Debt if payment of the Notes is accelerated because of an Event of Default.

SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER

                  In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than in (1) Permitted Junior Securities and (2) payments made from the trusts described in
Article 8 hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 12.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.06. NOTICE BY THE COMPANY

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 12, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

SECTION 12.07. SUBROGATION

                  After all Senior Debt is irrevocably paid in full in cash or U.S. dollar-denominated Cash Equivalents reasonably satisfactory to the holders thereof and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 12.08. RELATIVE RIGHTS

                  This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (2) affect the relative rights of Holders and other creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

                  If the Company fails because of this Article 12 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 12.09. SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY

                  No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.11. RIGHTS OF TRUSTEE AND PAYING AGENT

                  Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

                  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Debt (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.12. AUTHORIZATION TO EFFECT SUBORDINATION

                  Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

SECTION 12.13. SUBORDINATION OF SUBSIDIARY GUARANTEES

                  The Obligations of each Guarantor under its Subsidiary Guarantee are subordinated in right of payment to the Obligations of each Guarantor under its Senior Debt in the same manner and to the same extent that the Notes are subordinated to Senior Debt of the Company pursuant to this
Article 12.

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01. TRUST INDENTURE ACT CONTROLS

                  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 13.02. NOTICES

                  Any notice or communication by the Company, any Guarantor or the Trustee shall be in writing (which may be a facsimile, receipt confirmed) and delivered in person or mailed by first class mail addressed as follows:

                           If to the Company or any Guarantor (prior to the Merger):

                           K&F Acquisition, Inc.
                           c/o Aurora Capital Group
                           10877 Wilshire Boulevard, Suite 2100
                           Los Angeles, CA  90024
                           Attn: Richard K. Roeder
                           Fax: (310) 824-2791

                           If to the Company or any Guarantor (after the Merger):

                           K&F Industries, Inc.
                           600 Third Avenue
                           27th Floor
                           New York, NY 10016
                           Attn: General Counsel
                           Fax: (212) 297-0900

                           With a copy to:

                           Gibson, Dunn & Crutcher LLP
                           333 Grand Avenue
                           Los Angeles, CA 90071
                           Attention: Bruce D. Meyer
                           Facsimile: (213) 229-6979

                           If to the Trustee:

                           U.S. Bank National Association
                           Goodwin Square
                           224 Asylum Street
                           Hartford, CT 06103
                           Attention: Corporate Trust/C. Silva
                           Facsimile: (860) 241-6881
                           Re: K&F Acquisition, Inc.

                  The Company, any Guarantor or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be in writing and shall be deemed to have been duly given when received.

                  Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent) provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been satisfied.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or given an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Officer of the Company may be based, insofar as it related to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the person(s) making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he or she has or they have made such examination or investigation as is necessary to enable such person or persons to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such persons, such condition or covenant has been satisfied.

SECTION 13.06. RULES BY TRUSTEE AND AGENTS

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS

                  No director, officer, employee, incorporator, Affiliate or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting such Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The wavier may not be effective to waive liabilities under the federal securities laws

SECTION 13.08. GOVERNING LAW

                  THIS INDENTURE, THE Subsidiary GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. SUCCESSORS

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.

SECTION 13.11. SEVERABILITY

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 13.12. COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13. TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14. BENEFITS OF INDENTURE

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as may otherwise be provided pursuant to this Indenture with respect to such Notes.

SECTION 13.15. LEGAL HOLIDAYS

                  In any case where any interest payment date, redemption date or maturity of any Note, or any date on which a Holder has the right to convert his Note, shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of any Note which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any), or conversion of such Note need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the interest payment date or redemption date, or at the maturity, or on such date for conversion, as the case may be.

                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties hereto have executed this Indenture this 18th of November 2004.

                                       K&F ACQUISITION, INC.

                                       By: /s/ Richard K. Roeder
                                          --------------------------------------
                                       Name: Richard K. Roeder
                                       Title: Vice President and Secretary

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                       By: /s/ Cauna M. Silva
                                          --------------------------------------
                                       Name: Cauna M. Silva
                                       Title: Vice President

                                                                       EXHIBIT A

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the
                                   Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

  [Insert the Regulation S Legend, if applicable, pursuant to the provisions of the Indenture]

                                                                       CUSIP No.
                                                                        ISIN No.

                                 [Face of Note]

                    7-3/4% Senior Subordinated Notes due 2014

                                           Principal amount at Maturity $ ______

                              K&F Acquisition, Inc.

K&F Acquisition, Inc., a Delaware corporation (the "Company") promises to pay to ______________, or registered assigns, the principal sum of _____________ Dollars on _____________, 20[__] [or such greater or lesser amount as may be indicated on Schedule A hereto](1).

Interest Payment Dates: May 15 and November 15, commencing __________, ___

Record Dates: May 1 and November 1

Additional provisions of this Note are set forth on the other side of this Note.

----------------------
(1) If this Note is a Global Note, include this provision.

Dated:

                                       K&F ACQUISITION, INC.

                                       By:______________________________________
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the [Global] Notes
referred to in the within-mentioned
Indenture:

U.S. BANK NATIONAL ASSOCIATION,
   as Trustee

By:_________________________________
         Authorized Signatory

                           [FORM OF REVERSE OF NOTES]

                    7-3/4% Senior Subordinated Notes due 2014

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) Interest. K&F Acquisition, Inc., a Delaware corporation (together with its permitted successors, the "Company"), promises to pay interest on the principal amount of this Note at 7-3/4% per annum from November 18, 2004 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement. The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each such year, commencing May 15, 2005 or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance[; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of May 15 or November 15 to occur after the date of issuance, unless such May 15 or November 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of May 15 or November 15 to occur after the date of issuance](2). Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons in whose name(s) this Note (or one or more Predecessor Notes) who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (each, a "Record Date"), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal of or premium, if any, Additional Interest, if any, or interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of or premium, if any, Additional Interest, if any, or interest on, the Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent prior to the applicable Record Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) Indenture. The Company issued the Notes under an Indenture, dated as of November 18, 2004 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act

-------------------------
(2) Insert if Notes are Additional Notes.

of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially in the aggregate principal amount of $315,000,000. Subject to compliance with
Section 2.15 of the Indenture, the Company is permitted to issue Additional Notes under the Indenture in an unlimited principal amount. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same class as the Initial Notes) for all purposes of the Indenture, unless the context clearly indicated otherwise.

                  (5) Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  (6) Guarantees. This Note is guaranteed by the Persons, if any, specified as Guarantors in the Indenture to the extent provided in the Indenture. The Subsidiary Guarantees are subordinated to the Senior Debt of the applicable Guarantor in the manner and to the extent provided in the Indenture. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                  (7) Optional Redemption.

                  (a) Except as set forth in clause (b) of this Paragraph 7, the Company shall not have the option to redeem the Notes pursuant to Section 3.07 of the Indenture prior to November 15, 2009. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

YEAR                                                                                Percentage
----                                                                                ----------
2009.....................................................................             103.875%
2010.....................................................................             102.583%
2011.....................................................................             101.292%
2012 and thereafter......................................................             100.000%

                  (b) Notwithstanding the provisions of clause (a) of this Paragraph 7, at any time prior to November 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price equal to 107.750% of the principal amount thereof on the redemption date, plus accrued and unpaid Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company; provided that (1) at least 65% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) that such redemption shall occur within 90 days of the date of the closing of such offering.

                  (c) On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (8) Special Mandatory Redemption. Notwithstanding the foregoing, in the event that the Acquisition is not consummated on or prior to December 27, 2004 or if the Acquisition Agreement is terminated prior to such time, the Company shall redeem (the "Special Redemption") the Notes, in whole but not in part, on or prior to December 28, 2004, at a redemption price (the "Special Redemption Price") in cash equal to 100.0% of the principal amount of the Notes plus accrued and unpaid interest on the Special Redemption Date. The "Special Redemption Date" means the earlier of the date specified by the Company in an Officers' Certificate delivered in accordance with the Escrow Agreement and December 28, 2004. The Trustee shall deliver to each Holder a written notice (specifying the information specified in Section 3.03) of the Special Redemption one Business Day prior to the Special Redemption Date.

                  (9) Repurchase at Option of Holder.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10 million, the Company or the applicable Restricted Subsidiary shall commence an offer to all Holders pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes (an "Asset Sale Offer") to all Holders of Notes and all holders of such other Indebtedness of the Company that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated by the Company to the Notes and such other pari passu Indebtedness on a pro rata basis (based upon the respective principal amounts (or accreted value, if applicable) of the Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer) and the portion of each Note to be purchased will thereafter be determined by the Trustee on a pro rata basis among the Holders of such Notes with appropriate adjustments such that the Notes may only be purchased in integral multiples of $1,000. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  (10) Notice of Redemption. Except as provided in paragraph
(8), notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed on the basis of the aggregate principal amount (or accreted value, as applicable) of Notes and other pari passu Indebtedness tendered.

                  (11) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  (12) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  (13) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes (other than a Default or Event of Default in the payment of the principal of or premium, if any, Additional Interest, if any, or interest on the Notes) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets; make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights under the Indenture of any such Holder; provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture; evidence and provide for the acceptance of an appointment of a successor trustee; conform this Indenture or the Notes to the "Description of Notes" set forth in the Offering Memorandum; add Subsidiary Guarantees with respect to the Notes; or comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the TIA.

                  (14) Events of Default. Events of Default include (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes, whether or not prohibited by the subordination provisions of the Indenture; (2) default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture; (3) failure by the Company to comply with any of the provisions of Section 5.01 of the Indenture; (4) failure by the Company or any of its Restricted Subsidiaries to purchase Notes tendered pursuant to an offer required by Section 4.10 or Section 4.15 of the Indenture; (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture; (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its

Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (a) is caused by a failure to pay at the final Stated Maturity the principal amount of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (7) failure by the Company or any of its Subsidiaries to pay final judgments (not subject to appeal) aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed within a period of 60 days after the date on which the right to appeal has expired; (8) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (9) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary. If any Event of Default (other than an Event of Default specified in clause (9) of this Section 14) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as specified in clause (9) of this Section 14, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Event of Default, to deliver to the Trustee a statement specifying such Event of Default.

                  (15) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (16) No Recourse Against Others. No director, officer, employee, incorporator, Affiliate or stockholder of the Company or any of the Guarantors, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, the Indenture, the Subsidiary Guarantee, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (17) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

                  (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (19) Registration Rights Agreement. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of November 18, 2004 between the Company and the Initial Purchasers.

                  (20) CUSIP, ISIN or Other Similar Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, ISIN or other similar numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  (21) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:______________________     Your Name:______________________________________
                                      (Print your name exactly as it  appears on
the face of this Note)

                                Your Signature:_________________________________
                                      (Sign exactly as your name  appears on the
face of this Note)

                                Signature Guarantee*:___________________________

----------------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         [_] Section 4.10 [_] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_________________

Date:_____________              Your Signature:_________________________________
                                       (Sign exactly as your name appears on the
face of this Note)

                                Tax Identification No:__________________________

Signature Guarantee*:

_____________________________________
(*Participant in a Recognized
Signature Guarantee Medallion Program)

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(3)

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                      Principal Amount of
                                                                       this Global Note         Signature of
                       Amount of decrease    Amount of increase in      following such       authorized officer
                       in Principal Amount    Principal Amount of        decrease (or           of Trustee or
Date of Exchange       of this Global Note      this Global Note           increase)           Note Custodian
----------------       -------------------      ----------------           ---------           --------------

--------------------------
(3) If this Note is a Global Note, include this schedule.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

[Prior to the Merger:
K&F Acquisition, Inc.
c/o Aurora Capital Group
10877 Wilshire Boulevard, Suite 2100
Los Angeles, CA  90024
Attn: Richard K. Roeder
Fax: (310) 824-2791]

[After the Merger:
K&F Industries, Inc.
600 Third Avenue
27th Floor
New York, NY 10016
Attn: General Counsel
Fax: (212) 297-0900]

U.S. Bank National Association
Goodwin Square
224 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Division

                  Re: 7-3/4% Senior Subordinated Notes due 2014

                  Reference is hereby made to the Indenture, dated as of November 18, 2004 (the "Indenture"), between K&F Acquisition, Inc., as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $____ in such Note[s] or interests (the "Transfer"), to _____________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN IAI GLOBAL NOTE, AN AI DEFINITIVE NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

                                       or

                  (d) [_] such Transfer is being effected to an Accredited Investor or an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the AI Definitive Note and in the Indenture and the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    ____________________________________________
                                    [Insert Name of Transferor]

                                    By:_________________________________________
                                         Name:
                                         Title:
Dated:  _________, __

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                                                 [CHECK ONE]

         (a) [_] a beneficial interest in the:

             (i)   [_] 144A Global Note (CUSIP _______); or

             (ii)  [_] Regulation S Global Note (CUSIP ______); or

             (iii) [_] IAI Global Note (CUSIP ______); or

         (b) [_]   an AI Definitive Note; or

         (c) [_]   a Restricted Definitive Note; or

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a) [_] a beneficial interest in the:

             (i)   [_] 144A Global Note (CUSIP ); or

             (ii)  [_] Regulation S Global Note (CUSIP ); or

             (iii) [_] IAI Global Note (CUSIP ______); or

             (iv)  [_] Unrestricted Global Note (CUSIP ); or

         (b) [_]   an AI Definitive Note; or

         (c) [_]   a Restricted Definitive Note; or

         (d) [_]   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

[Prior to the Merger:
K&F Acquisition, Inc.
c/o Aurora Capital Group
10877 Wilshire Boulevard, Suite 2100
Los Angeles, CA  90024
Attn: Richard K. Roeder
Fax:  (310) 824-2791]

[After the Merger:
K&F Industries, Inc.
600 Third Avenue
27th Floor
New York, NY 10016
Attn: General Counsel
Fax:  (212) 297-0900]

U.S. Bank National Association
Goodwin Square
224 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Division

                  Re: 7-3/4% Senior Subordinated Notes due 2014

                                (CUSIP _________)

                  Reference is hereby made to the Indenture, dated as of November 18, 2004 (the "Indenture"), between K&F Acquisition, Inc., as issuer (the "Company") and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  _______, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such

Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            ____________________________________
                                            [Insert Name of Transferor]

                                            By:_________________________________
                                                  Name:
                                                  Title:
Dated:  _________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
              ACCREDITED INVESTOR/INSTITUTIONAL ACCREDITED INVESTOR

[Prior to the Merger:
K&F Acquisition, Inc.
c/o Aurora Capital Group
10877 Wilshire Boulevard, Suite 2100
Los Angeles, CA  90024
Attn: Richard K. Roeder
Fax: (310) 824-2791]

[After the Merger:
K&F Industries, Inc.
600 Third Avenue
27th Floor
New York, NY 10016
Attn:
Fax: (212)]

U.S. Bank National Association
Goodwin Square
224 Asylum Street
Hartford, CT 06103
Attention: Corporate Trust Division

                  Re: 7-3/4% Senior Subordinated Notes due 2014

                                (CUSIP _________)

                  Reference is hereby made to the Indenture, dated as of November 18, 2004 (the "Indenture"), between K&F Acquisition, Inc., as issuer (the "Company") and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with my proposed purchase of $________ aggregate principal amount of an 7-3/4% Senior Subordinated Notes due 2014 (the "Notes"), I hereby confirm that:

         1. I am an "accredited investor" (as defined in 501(a)(1), (2), (3),
(4), (5), (6) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of my investment in the Notes, and I and any accounts for which I am acting are each able to bear the economic risk of my or its investment.

         2. I am acquiring the Notes or beneficial interest therein for my own account or for one or more accounts (each of which is an "accredited investor") as to each of which I exercise sole investment discretion.

         3. I understand that any subsequent transfer of the Notes, or any interest therein is subject to certain restrictions and conditions set forth in the Notes and the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         4. I understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. I agree, on my own behalf and on behalf of any accounts for which I am acting, that if I should sell the Notes or any interest therein, I will do so only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a "Qualified Institutional Buyer" as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A inside the United States, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act or
(e) pursuant to any other available exemption from the registration requirements of the Securities Act, and I further agree to provide to any person purchasing a Note from me in a transaction meeting the requirements of clauses (a) through
(e) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         5. I understand that, on any proposed resale of the Notes or beneficial interest therein, I will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. I further understand that the Notes purchased by me will bear a legend to the foregoing effect.

         6. I am acquiring the Notes for investment purposes only with no present intention to resell the Notes, and agree not to sell, transfer, assign, pledge or hypothecate any of the Notes for at least three months following the completion of the offering.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            ____________________________________
                                            [Insert Name of Accredited Investor]

                                            By:_________________________________
                                                  Name:
                                                  Title:
Dated:  _________, __

                                   EXHIBIT E-1

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

                  This SUPPLEMENTAL INDENTURE, dated as of ________________, 200__, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of K&F Acquisition, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee.

                               W I T N E S S E T H

                  WHEREAS, the Company and the Trustee entered into an Indenture (the "Indenture"), dated as of November 18, 2004, pursuant to which the Company has issued $___________ in principal amount of 7-3/4% Senior Subordinated Notes due 2014 (the "Notes");

                  WHEREAS, Section 9.01(8) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantees with respect to the Notes, without the consent of the Holders of the Notes; and

                  WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, the Guarantors and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

                  NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the Guaranteeing Subsidiary, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                   ARTICLE 1

                  Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

                  Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Guaranteeing Subsidiaries, the Company, the Guarantors and the Trustee.

                                   ARTICLE 2

                  Section 2.01. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, on a joint and several basis with the parties hereto and thereto, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Indenture on the date thereof.

                                      E-1-1

                                    ARTICLE 3

                  Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

                  Section 3.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.

                  Section 3.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

                  Section 3.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 3.05. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 3.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

                  Section 3.07. The recitals hereto are statements only of the Company, the Guarantors and the Guaranteeing Subsidiaries and shall not be considered statements of or attributable to the Trustee.

                                      E-1-2

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                            [GUARANTEEING SUBSIDIARY]

                                            By:_________________________________
                                               Name:
                                               Title:

                                            K&F ACQUISITION, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            [EXISTING GUARANTORS]

                                            By:_________________________________
                                               Name:
                                               Title:

                                            U.S. BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                            By:_________________________________
                                               Name:
                                               Title:

                                      E-1-3

                                   EXHIBIT E-2

                         [FORM OF SUPPLEMENTAL INDENTURE
            TO BE DELIVERED BY A PERMITTED SUCCESSOR TO THE COMPANY]

                  This SUPPLEMENTAL INDENTURE, dated as of ________________, 200__, among __________________ (the "Successor Company"), a permitted successor to K&F Acquisition, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee.

                               W I T N E S S E T H

                  WHEREAS, the Company and the Trustee entered into an Indenture (the "Indenture"), dated as of November 18, 2004, pursuant to which the Company has issued $___________ in principal amount of 7-3/4% Senior Subordinated Notes due 2014 (the "Notes");

                  WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, without the consent of the Holders of the Notes; and

                  WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Successor Company, the Guarantors and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Successor Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

                  NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the Successor Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                   ARTICLE 4

                  Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

                  Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Guaranteeing Subsidiaries, the Company, the Guarantors and the Trustee.

                                   ARTICLE 5

                  Section 2.01. In accordance with Section 5.02 of the Indenture, the Successor Company hereby agrees to be bound by the terms, conditions and other provisions of, and assumes all of the obligations of the Company under, the Indenture and the Notes with all attendant rights, duties and obligations stated therein, on a joint and several basis with the parties hereto and thereto, with the same force and effect as if originally named as the Company therein and as if such party executed the Indenture on the date thereof. The Successor Company represents and warrants that all of the conditions set forth in Section 5.01 of the Indenture are satisfied.

                                      E-2-1

                                   ARTICLE 6

                  Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

                  Section 3.02. All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.

                  Section 3.03. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

                  Section 3.04. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 3.05. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 3.06. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

                  Section 3.07. The recitals hereto are statements only of the Company and the Guarantors and shall not be considered statements of or attributable to the Trustee.

                                      E-2-2

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                            [SUCCESSOR COMPANY]

                                            By:_________________________________
                                               Name:
                                               Title:

                                            [GUARANTORS]

                                            By:_________________________________
                                               Name:
                                               Title:

                                            U.S. BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                            By:_________________________________
                                               Name:
                                               Title:

                                      E-2-3